Exhibit 10.1 H

EIGHTH LOAN MODIFICATION AGREEMENT

This Eighth Loan Modification Agreement (“Agreement”) is made this 31st day of  May, 2019 and is entered into at Indianapolis, Indiana, by and among The Huntington National Bank, a national banking association (“Lender”), with a principal mailing address of 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204; Merchants Bancorp,  an Indiana corporation (“Borrower”), with a principal mailing address of 11711 North Meridian Street, Suite 528, Carmel, Indiana 46032; and Providence Bank, a Missouri state banking corporation (“Participating Lender”), with a principal mailing address of 815 West Stadium Boulevard, Jefferson City, Missouri 65109.

RECITALS:

A. Lender and Borrower entered into a certain Loan Agreement dated September 24, 2012 (the “Original Loan Agreement”) wherein which Lender agreed to make a Revolving Line of Credit Loan (as defined in the Original Loan Agreement) to Borrower in the original principal amount of Fifteen Million and 00/100 Dollars  ($15,000,000.00).

B. In connection with the Original Loan Agreement, Borrower executed and delivered to Lender and agreed to perform a certain Revolving Line of Credit Note (the “Original Note”) in the original principal amount of Fifteen Million and 00/100 Dollars  ($15,000,000.00) dated September 24, 2012 to evidence the Revolving Line of Credit Loan, a certain Stock Pledge Agreement (the “Original Stock Pledge Agreement”) dated September 24, 2012, and other Loan Documents (as defined in the Original Loan Agreement, the “Other Original Loan Documents”) dated on or about September 24, 2012 (the Original Loan Agreement, the Original Note, the Original Stock Pledge Agreement and the Other Original Loan Documents are collectively, the “Original Loan Documents”).

C. In connection with the Revolving Line of Credit Loan and the Original Loan Documents, Lender and Participating Lender executed that certain Participation Agreement (the “Participation Agreement”) dated to be effective as of September 24, 2012.

D. Borrower, CITBA Financial Corporation, an Indiana corporation (“CITBA”), Michael F. Petrie, individually and Randall D. Rogers, individually entered into that certain Agreement and Plan of Merger dated to be effective as of May 6, 2013 (the “Merger Agreement”) wherein which Borrower agreed to merge with and into CITBA and immediately thereafter, Citizens Bank, an Indiana chartered commercial bank and a wholly-owned subsidiary of CITBA (“Citizens Bank”) was to be merged with and into Merchants Bank of Indiana, an Indiana charted commercial bank and a wholly-owned subsidiary of Borrower.

E. In connection with the Merger Agreement, Lender, Borrower and Participating Lender entered into that certain First Loan Modification and Reaffirmation Agreement dated effective as of August 1, 2013 (the “First Loan Modification”) wherein which Lender and Participating Lender consented to the Merger Agreement and Borrower reaffirmed all of Borrower’s representations, warranties, obligations, covenants and liabilities under the Original

Loan Documents. Subsequent to the execution and delivery of the First Loan Modification, Borrower advised that the transaction subject to the Merger Agreement would not be consummated.

F. Lender, Borrower and Participating Lender entered into that certain Second Loan Modification Agreement dated October 24, 2013 to be effective September 23, 2013 (the “Second Loan Modification”) so as to:  (i) amend and modify the Revolving Line of Credit Loan and the Original Note, the Original Loan Agreement, and to the extent necessary, the Other Original Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the Original Note from September 23, 2013 to September 22, 2014; and (ii) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in the Second Loan Modification.

G. Lender, Borrower and Participating Lender entered into that certain Third Loan Modification Agreement dated September 30, 2014 to be effective September 22, 2014 (the “Third Loan Modification”) so as to:  (i) amend and modify the Revolving Line of Credit Loan, the Original Note, the Original Loan Agreement, and to the extent necessary, the Other Original Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the Original Note from September 22, 2014 to September 21, 2015; (ii) provide for a one-time waiver only of Borrower’s failure to satisfy and perform the terms, conditions and covenants of Section 10.12 Merchant’s Bank Tier-1 Leverage Ratio of the Original Loan Agreement for the period ending June 30, 2014; (iii) make certain amendments and modifications to Section 10.18 Line of Credit Annual Cleandown of the Original Loan Agreement; and (iv) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in the Third Loan Modification.

H. Lender, Borrower and Participating Lender entered into that certain Fourth Loan Modification Agreement dated June 5, 2015 (the “Fourth Loan Modification”) so as to:  (i) amend and modify the Revolving Line of Credit Loan, the Original Note, the Original Loan Agreement, and to the extent necessary, the Other Original Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the Original Note from September 21, 2015 to June 3, 2016; (ii) increase the principal amount of the Revolving Line of Credit Loan and the Note from Fifteen Million and 00/100 Dollars ($15,000,000.00) to the new principal amount of Twenty-five Million and 00/100 Dollars ($25,000,000.00); (iii) increase the Applicable Interest Rate (as defined in the Original Loan Agreement) on the Original Note from the LIBO Rate (as defined in the Original Loan Agreement) plus one hundred seventy-five (175) basis points (one hundred (100) basis points being equal to one percent (1%) per annum) to the LIBO Rate plus one hundred eighty-five (185) basis points; (iv) provide for an unused facility fee as more particularly described in the Fourth Loan Modification; (v) delete Section 10.18 Line of Credit Annual Cleandown of the Original Loan Agreement; (vi) amend and modify Section 11.1 Delivery of Information (b) of the Original Loan Agreement as more particularly described in the Fourth Loan Modification; and (vii) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in the Fourth Loan Modification.

I. In connection with the Fourth Loan Modification, Borrower executed and delivered to Lender and agreed to perform a certain Revolving Line of Credit Note (the

“2015 Note”) in the original principal amount of Twenty-five Million and 00/100 Dollars ($25,000,000.00) dated June 5, 2015 to evidence the increase of the Revolving Line of Credit Loan and the 2015 Note amended, modified, restated and replaced in its entirety the Original Note.

J. Lender, Borrower and Participating Lender entered into that certain Fifth Loan Modification Agreement dated May 25, 2016 to be effective June 3, 2016 (the “Fifth Loan Modification”) so as to:  (i) amend and modify the Revolving Line of Credit Loan, the 2015 Note, the Original Loan Agreement, and to the extent necessary, the Other Original Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the 2015 Note from June 3, 2016 to June 2, 2017; and (ii) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in the Fifth Loan Modification.

K. Lender, Borrower and Participating Lender entered into that certain Sixth Loan Modification Agreement dated June 23, 2017 to be effective June 2, 2017 (the “Sixth Loan Modification”) so as to:  (i) amend and modify the Revolving Line of Credit Loan, the 2015 Note, the Original Loan Agreement, and to the extent necessary, the Original Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the 2015 Note from June 2, 2017 to June 1, 2018; and (ii) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in the Sixth Loan Modification.

L. Lender delivered to Borrower that certain one-time waiver and consent letter  dated October 13, 2017 (the “Consent and Waiver Letter”) wherein which Lender, notwithstanding certain terms and conditions of the Original Loan Agreement, as amended, consented to the following: (i) that Section 8.5 Ownership of Borrower, Merchants Bank and P/R Mortgage of the Original Loan Agreement needed to be updated to reference certain transactions involving such parties; (ii) that with regard to Section 10.3(c) Creation of Subsidiary of the Original Loan Agreement, that the creation of subsidiaries to acquire the business of Joy State Bank and RICHMAC was approved by Lender; (iii) that with regard to Section 10.13 No Change in Ownership of Borrower and Merchants Bank of the Original Loan Agreement that this prohibition would be cured upon the updating and changes to Section 8.5 Ownership of Borrower, Merchants Bank and P/R Mortgage of the Original Loan Agreement; (iv) that with regard to Section 10.14 No Change to Borrower’s or Merchant Bank’s or P/R Mortgage’s Organizational Documents of the Original Loan Agreement, Lender acknowledged receipt of the Articles of Restatement of the Articles of Incorporation of Merchants Bancorp with a filing date of July 7, 2017; and (v) that with regard to Section 11.1(b) Delivery of Information of the Original Loan Agreement, Lender acknowledged receipt of the audited consolidated financial statements of Merchants Bancorp and its subsidiaries versus the requirement of the audited financial statements of Merchants Bank and P/R Mortgage.

M. Lender, Borrower and CALCON Mutual Mortgage, LLC, a Delaware limited liability company, d/b/a OneTrust Home Loans entered into that certain Subordination Agreement dated April 17, 2018 (the “CALCON Subordinated Agreement”).

N. Borrower previously notified Lender that it acquired FM Bancorp of Illinois and in accordance with Section 10.9 No Acquisitions of the Loan Agreement, that Lender must and hereunder desires to consent to such acquisition.

O. Lender, Borrower and Participating Lender entered into that certain Seventh Loan Modification Agreement dated June 28, 2018 (the “Seventh Loan Modification”) so as to:  (i) amend and modify the Revolving Line of Credit Loan, the Note, the Loan Agreement, and to the extent necessary, the Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the Note from June 1, 2018 to May 31, 2019; and (ii) amend and modify Section 8.5 Ownership of Borrower, Merchants Bank and P/R Mortgage of the Loan Agreement to read as set forth in this Agreement; (iii) to amend and modify Section 11.1(b) and (e) Delivery of Information of the Loan Agreement as more particularly described in the Seventh Loan Modification; (iv) provide for the consent of Lender to the acquisition by Borrower of FM Bancorp of Illinois; and (v) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in the Seventh Loan Modification.  The Original Loan Agreement, the 2015 Note, the Original Stock Pledge Agreement and the Other Original Loan Documents, as and to the extent amended and modified by the First Loan Modification, the Second Loan Modification, the Third Loan Modification, the Fourth Loan Modification, the Fifth Loan Modification, the Sixth Loan Modification and the Seventh Loan Modification, the Consent and Waiver Letter and the CALCON Subordination Agreement are the “Loan Agreement,” the “Note,” the “Stock Pledge Agreement” and the “Other Loan Documents” and the Loan Agreement, the Note, the Stock Pledge Agreement, the Other Loan Documents, the Participation Agreement, the First Loan Modification, the Second Loan Modification, the Third Loan Modification, the Fourth Loan Modification, the Fifth Loan Modification, the Sixth Loan Modification, the Seventh Loan Modification, the Consent and Waiver Letter and the CALCON Subordination Agreement are collectively, the “Loan Documents.”

P. Lender, Borrower and Participating Lender desire to amend and modify the Revolving Line of Credit Loan, the Note, the Loan Agreement, and to the extent necessary, the Loan Documents so as to: (i) extend the maturity date of the Revolving Line of Credit Loan and the Note from May 31, 2019 to August 29, 2019.

NOW, THEREFORE, IN CONSIDERATION of the above Recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further, to induce Lender, Borrower and Participating Lender to consent to the amendments and modifications set forth in this Agreement, Lender, Borrower and Participating Lender hereby agree, jointly and severally, as follows:

1. The Recitals set forth in the beginning of this Agreement are true and correct and are hereby incorporated as a material part of this Agreement.

2. The Revolving Line of Credit Loan, the Note, the Loan Agreement, and to the extent necessary, the Loan Documents, are hereby amended and modified so as to extend the maturity date of the Revolving Line of Credit Loan and the Note from May 31, 2019 to August 29, 2019.

3. Participating Lender hereby consents to the amendments and modifications set forth in this Agreement. Participating Lender acknowledges receipt of a copy of this Agreement.
4. Borrower hereby reaffirms all representations and warranties of Borrower in the Loan Documents.

5. Borrower hereby represents and warrants to Lender that there is no default or Event of Default (as defined in the Loan Agreement) nor event which with the giving of notice, the passage of time or both, would become an Event of Default under or in connection with the Loan Documents.

6. Lender, Borrower and Participating Lender hereby agree that the Loan Documents, to the extent necessary, are hereby amended and modified to reflect the amendments and modifications set forth in this Agreement.

7. This Agreement is a modification only and not a novation or accord and satisfaction.  Except for the above-referenced amendments and modifications, the Loan Agreement, the Note, the Stock Pledge Agreement, the Loan Documents, the Participation Agreement and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the amendments and modifications herein deemed to be incorporated therein.

8. Borrower for itself and its successors and assigns (collectively, the “Releasing Parties”), hereby release and discharge Lender, its officers, directors, agents, employees, attorneys, participants, legal representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, demands, actions, damages and causes of action which any of the Releasing Parties have asserted or claimed or might now or hereafter assert or claim against all or any of the Released Parties, whether known or unknown, arising out of, related to or in any way connected with or based upon any Prior Related Event (as defined hereafter).  As used herein, the term “Prior Related Event” shall mean any act, omission, circumstance, agreement, loan, extension of credit, transaction, transfer, payment, event, action or occurrence between, among or involving Borrower or any of the property of Borrower and all or any of the Released Parties and which was made or extended or which occurred at any time or times prior to the execution of this Agreement.  Borrower agrees and acknowledges that this release is not to be construed as or deemed an acknowledgement or admission on the part of any of the Released Parties of liability for any matter or as precedent upon which any liability may be asserted.

Notwithstanding the amendments and modifications set forth in this Agreement, Borrower does hereby reaffirm and ratify to Lender its continuing liability and responsibility, and agrees to pay, perform, observe and be bound by all of the terms, conditions, covenants, agreements, stipulations, representations, warranties, obligations and liabilities under the Note, the Loan Agreement and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement, and further, the Note, the Loan Agreement and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, without the right of offset, defense or counterclaim thereto, and further, nothing herein contained, and nothing done pursuant to this Agreement shall affect or shall be construed as affecting or is intended to release or affect the liability of Borrower under the Note, the Loan Agreement and the Loan Documents, respectively, as may be applicable, and except for the specific amendments and modifications set forth herein, shall not alter, waive, amend, vary or affect any provision, condition or covenant contained in the Note, the Loan Agreement and the Loan Documents, and except for the specific amendments and modifications set forth herein, shall not affect or impair any rights, powers or remedies of Lender as contained in the Note, the Loan Agreement and the Loan Documents, it being the intent of Borrower that the Note, the Loan Agreement and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are hereby confirmed and ratified in all respects as of the date hereof.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

LENDER

The Huntington National Bank,

 a national banking association

By:/s/ Andrew M. Cardimen

Andrew M. Cardimen, Senior Vice President

BORROWER

Merchants Bancorp,

   an Indiana corporation

By:/s/ Michael F. Petrie

Michael F. Petrie, Chairman and CEO

PARTICIPATING LENDER

Providence Bank,

 a Missouri state banking corporation

By:/s/ Eric R. Morrison

Eric R. Morrison, Columbia Market President